As filed with the Securities and Exchange Commission on April 1, 2024

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-1430562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056

(713) 296-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

P. Anthony Lannie

Executive Vice President and General Counsel

APA Corporation

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056

(713) 296-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel A. Neff

Zachary S. Podolsky

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

APA Corporation

501,708 Shares of Common Stock

This prospectus covers the resale by the selling stockholders identified in this prospectus of up to an aggregate of 501,708 shares of common stock, par value $0.625 per share (our “common stock”), of APA Corporation (the “Company”, “APA”, “our” or “we”) that may be obtained upon exercise of Series A warrants (the “warrants”) of the Company. The warrants were received by the selling stockholders upon the consummation of the merger of a wholly-owned subsidiary of the Company into Callon Petroleum Company (“Callon”) in exchange for their Series A warrants of Callon (the “Callon warrants”).

We are not selling any shares of our common stock under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders. Additionally, we will not receive any proceeds upon exercise of the warrants. This prospectus is not offering any warrants.

Shares of our common stock (these “securities”) obtained from the exercise of the warrants may be offered and sold by the selling stockholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling stockholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus describes the general terms of these securities and the general manner in which the selling stockholders will offer and sell these securities. A prospectus supplement, if needed, will describe the specific manner in which the selling stockholders will offer and sell these securities and also may add, update or change information contained or incorporated by reference in this prospectus. The names of any underwriters and the specific terms of a plan of distribution, if needed, will be stated in the prospectus supplement.

Our common stock is listed on Nasdaq Global Select Market (“Nasdaq”) under the symbol “APA.”

INVESTING IN OUR COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE 3 TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Using this process, the selling stockholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling stockholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus made available by us. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus is accurate only as of the date on the cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

ii

SUMMARY

We are an independent energy company that owns consolidated subsidiaries that explore for, develop, and produce natural gas, crude oil, and natural gas liquids in the U.S., Egypt, and offshore the U.K. in the North Sea. APA also has active exploration and appraisal operations ongoing in Suriname, as well as interests in Uruguay and other international locations that may, over time, result in reportable discoveries and development opportunities.

On April 1, 2024, pursuant to an Agreement and Plan of Merger, dated January 3, 2024 (the “Merger Agreement”), among the Company, Callon, and Astro Comet Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with Callon, with Callon surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). Callon, as a subsidiary of APA, is focused on the acquisition, exploration, and sustainable development of high-quality assets in the Permian Basin in West Texas.

Our common stock is traded on the Nasdaq under the symbol “APA.” Our principal executive offices are located at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, and our telephone number at that location is (713) 296-6000.

THE OFFERING

Common stock offered by the selling stockholders	501,708 shares

Terms of the offering	The selling stockholders will determine when and how they sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered in this prospectus. Additionally, we will not receive any proceeds upon exercise of the warrants. See “Use of Proceeds.”

Nasdaq symbol	Our common stock is listed on Nasdaq under the symbol “APA.”

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or incorporated by reference herein or therein. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “plan,” “forecast,” “target” or similar expressions intended to identify forward-looking statements.

All statements other than statements of historical facts included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are forward-looking statements. These statements may address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as:

•	our oil and natural gas reserve quantities, and the discounted present value of these reserves;

•	the amount and nature of our capital expenditures;

•	our future drilling and development plans and our potential drilling locations;

•	the timing and amount of future capital and operating costs;

•	production decline rates from our wells being greater than expected;

•	commodity price risk management activities and the impact on our average realized prices;

•	business strategies and plans of management;

•	prospect development and property acquisitions; and

•	our ability to efficiently integrate and realize expected benefits from the Merger.

Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q. These factors, some of which are beyond our control, include the following:

•

changes in local, regional, national, and international economic conditions, including as a result of any epidemics or pandemics, such as the coronavirus disease (COVID-19) pandemic and any related variants;

•

the market prices of oil, natural gas, natural gas liquids (NGLs), and other products or services, including the prices received for natural gas purchased from third parties to sell and deliver to a U.S. LNG export facility;

•	the Company’s commodity hedging arrangements;

•	the supply and demand for oil, natural gas, NGLs, and other products or services;

•	production and reserve levels;

•	drilling risks;

•

economic and competitive conditions, including market and macro-economic disruptions resulting from the Russian war in Ukraine, the armed conflict in Israel and Gaza, and actions taken by foreign oil and gas producing nations, including the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC members that participate in OPEC initiatives (OPEC+);

•	the availability of capital resources;

•	capital expenditures and other contractual obligations;

•	currency exchange rates;

•	weather conditions;

•	inflation rates;

•	the impact of changes in tax legislation;

•	the availability of goods and services;

•	the impact of political pressure and the influence of environmental groups and other stakeholders on decisions and policies related to the industries in which the Company and its affiliates operate;

•

legislative, regulatory, or policy changes, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring, or water disposal;

•	the Company’s performance on environmental, social, and governance measures;

•	cyberattacks and terrorism;

•	the Company’s ability to access the capital markets;

•	market-related risks, such as general credit, liquidity, and interest-rate risks;

•	the ability to retain and hire key personnel;

•	property acquisitions or divestitures;

•	integration of acquisitions, including the risk that the APA and Callon businesses will not be integrated successfully following the Merger;

•	the risk that the cost savings, synergies, and growth from the Merger may not be fully realized or may take longer to realize than expected; and

•	other factors disclosed under in our Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of the document in which they are contained; we disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them.

All forward-looking statements, expressed or implied, included in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

In addition, we caution that reserve engineering is a process of estimating oil and natural gas accumulated underground and cannot be measured exactly. Accuracy of reserve estimates depend on a number of factors, including data available at the point in time, engineering interpretation of the data, and assumptions used by the reserve engineers as it relates to price and cost estimates and recoverability. New results of drilling, testing and production history may result in revisions of previous estimates and, if significant, would impact future development plans. As such, reserve estimates may differ from actual results of oil and natural gas quantities ultimately recovered.

USE OF PROCEEDS

We are not selling any shares of our common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders.

The shares of our common stock covered by this prospectus are issuable upon exercise of the warrants to purchase an aggregate of up to 501,708 shares of our common stock. The warrants may only be exercised on a cashless “net” exercise basis. Therefore, we will also not receive any proceeds from the selling stockholders upon exercise of the warrants.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the selling stockholders identified in this prospectus of up to 501,708 shares of our common stock that may be issued upon exercise of the warrants that were received by the GSO Entities (as defined below) upon consummation of the Merger in exchange for their Callon warrants.

The selling stockholders and any brokers, dealers or agents that participate in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling stockholders under this prospectus. The selling stockholders identified below may acquire at any time shares in addition to those registered hereby. In addition, the selling stockholders identified below may sell, transfer, assign or otherwise dispose of some or all of their shares in transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the number of shares that will be held by the selling stockholders upon termination of this offering. The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Shares of Company Common Stock Offered Hereby	Shares of Company Common Stock Beneficially Owned After Completion of the Offering(1)

			Number	Percentage
GSO Entities(2)	501,708	501,708	0	0

(1)	Assumes the selling stockholders sell all of our shares of common stock offered pursuant to this prospectus.
(2)

GSO Aiguille des Grands Montets Fund II LP directly holds warrants exercisable for 17,279 shares of common stock; GSO Credit Alpha Trading (Cayman) LP directly holds warrants exercisable for 23,440 shares of common stock; GSO Harrington Credit Alpha Fund (Cayman) L.P. directly holds warrants exercisable for 3,392 shares of common stock; GSO Energy Select Opportunities Fund AIV-5 LP directly holds warrants exercisable for 118,970 shares of common stock; GSO Energy Select Opportunities Fund AIV-6 LP directly holds warrants exercisable for 75,772 shares of common stock; GSO Energy Partners-A LP directly holds warrants exercisable for 37,809 shares of common stock; GSO Energy Partners-B LP directly holds warrants exercisable for 14,429 shares of common stock; GSO Energy Partners-C LP directly holds warrants exercisable for 23,340 shares of common stock; GSO Energy Partners-C II LP directly holds warrants exercisable for 14,590 shares of common stock; GSO Energy Partners-D LP directly holds warrants exercisable for 28,858 shares of common stock; GSO COF III AIV-6 LP directly holds Warrants exercisable for 88,449 shares of common stock; and GSO COF III AIV-7 LP (collectively, with the other direct holders described in this paragraph, the “GSO Entities”) directly holds warrants exercisable for 55,380 shares of common stock.

Blackstone Alternative Credit Advisors LP is the investment manager of GSO Aiguille des Grands Montets Fund II LP. GSO Advisor Holdings L.L.C. is the special limited partner of Blackstone Alternative Credit Advisors LP with the investment and voting power over the securities beneficially owned by Blackstone Alternative Credit Advisors LP. Blackstone Holdings I L.P. is the sole member of GSO Advisor Holdings L.L.C.

GSO Credit Alpha Associates LLC is the general partner of GSO Credit Alpha Trading (Cayman) LP. GSO Harrington Credit Alpha Associates L.L.C. is the general partner of GSO Harrington Credit Alpha Fund (Cayman) L.P. GSO Energy Select Opportunities Associates LLC is the general partner of each of GSO Energy Select Opportunities Fund AIV-5 LP and GSO Energy Select Opportunities Fund AIV-6 LP. GSO Energy Partners-A Associates LLC is the general partner of GSO Energy Partners-A LP. GSO Energy

Partners-B Associates LLC is the general partner of GSO Energy Partners-B LP. GSO Energy Partners-C Associates LLC is the general partner of GSO Energy Partners-C LP. GSO Energy Partners-C Associates II LLC is the general partner of GSO Energy Partners-C II LP. GSO Energy Partners-D Associates LLC is the general partner of GSO Energy Partners-D LP. GSO Capital Opportunities Associates III LLC is the general partner of each of GSO COF III AIV-6 LP and GSO COF III AIV-7 LP. GSO Holdings I L.L.C. is the managing member of each of GSO Credit Alpha Associates LLC, GSO Harrington Credit Alpha Associates L.L.C., GSO Energy Select Opportunities Associates LLC, GSO Energy Partners-A Associates LLC, GSO Energy Partners-B Associates LLC, GSO Energy Partners-C Associates LLC, GSO Energy Partners-C Associates II LLC, GSO Energy Partners-D Associates LLC, and GSO Capital Opportunities Associates III LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C.

Blackstone Holdings I/II GP L.L.C. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone Inc.’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Entities (other than the GSO Entities to the extent of their direct holdings). The address of each of the persons identified in this note is c/o Blackstone Alternative Credit Advisors LP, 345 Park Avenue, 31st Floor, New York, New York 10154.

Registration Rights Agreements with the Selling Stockholders

The GSO Entities are party to a registration rights agreement (the “Registration Rights Agreement”) that was entered into in August 2017 with Carrizo Oil & Gas, Inc. (“Carrizo”). Callon completed its acquisition of Carrizo in December 2018 and became the successor-in-interest to Carrizo with respect to the Registration Rights Agreement. The shares of our common stock that may be sold by the GSO Entities upon exercise of the warrants are being registered by APA pursuant to the Registration Rights Agreement. Under such agreement, we are paying the costs of registration and have agreed to indemnify the GSO Entities against certain liabilities, including liabilities arising under the Securities Act.

Other Material Relationships

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than (i) their ownership of the warrants and (ii) their ownership, prior to the Merger, of Callon’s securities, including the Callon warrants.

PLAN OF DISTRIBUTION

The shares of our common stock are being registered to permit the selling stockholders to offer and sell the offered shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other distribution of our common stock, or any proceeds from the selling stockholders upon exercise of the warrants. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities pursuant to the Registration Rights Agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling stockholders and certain of their successors, including certain transferees and assignees, may make sales of the shares of common stock included in this prospectus from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales entered into after the date of this prospectus;

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;

•

by direct or indirect distribution of shares of common stock to direct or indirect employees, directors, members, managers, general or limited partners, affiliates or stockholders of the selling stockholder;

•	through any combination of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

Additionally, a selling stockholder that is an entity may elect to make a direct or indirect distribution of its shares of common stock to its direct or indirect employees, directors, members, managers, general or limited partners, affiliates or stockholders pursuant to the registration statement of which this prospectus is a part. To the extent that such direct or indirect employees, directors, members, managers, general or limited partners, affiliates or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling stockholders may enter into hedging transactions with broker-dealers or any other person, in connection with such broker dealer or other person who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares short and deliver shares covered by this prospectus to close out the short positions or loan, pledge, or grant a security interest in, some or all the shares owned by them to broker-dealers that in turn may sell such shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may also directly make offers to sell some or all of the shares of common stock included in this prospectus to, or solicit offers to purchase such shares from, purchasers from time to time.

If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for which they may act as agents. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

From time to time, the selling stockholders may sell the shares of common stock included in this prospectus to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

The selling stockholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of common stock included in this prospectus, or to sell such shares in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling stockholders or their respective underwriters, broker-dealers, or agents may make sales of the shares of common stock that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such shares made directly on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling stockholders under this prospectus and may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act. The number of shares offered under this prospectus by a given selling stockholder will decrease as and when such events occur. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered under this prospectus may be used to cover short sales.

In addition to the transactions described above, the selling stockholders may sell the shares of common stock included in this prospectus under Rule 144 or in compliance with any other available exemptions from the registration requirements under the Securities Act, if, when and to the extent such exemption is available to it at the time of such sale, rather than pursuant to this prospectus.

The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares being distributed for a period of up to five business days before the distribution. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to indemnify, in certain circumstances, the selling stockholders against certain liabilities to which they may become subject in connection with the sale of the shares of common stock included in this prospectus, including liabilities arising under the Securities Act. Each of the selling stockholders has agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. We and the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the shares included in this prospectus against certain liabilities to which they may become subject in connection with the sale of such shares, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We have agreed to pay the expenses of the registration of the shares of common stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling stockholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling stockholders will pay any underwriting discounts and commissions applicable to the shares sold by the selling stockholders.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-40144). The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

We also make available free of charge on our website, at www.apacorp.com under the “Investors” section, all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information that you can find in that registration statement and its exhibits. The full registration statement, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus and may be obtained from the SEC or us, as provided above. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that were deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	The Company’s Current Reports on Form 8-K (filed with the SEC on January 4, 2024, January 10, 2024, January 12, 2024, January 30, 2024, March 15, 2024, March 27, 2024, and April 1, 2024); and

•

The description of the Company’s securities registered under Section 12 of the Exchange Act contained in Exhibit 4.2 to the Company’s Current Report on Form 8-K (filed with the SEC on March 1, 2021), and any amendment or any report subsequently filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the registration statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus. You should direct requests for those documents to:

APA Corporation

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(713) 296-6000

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of APA Corporation appearing in APA Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of APA Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Certain estimates of APA’s oil and natural gas reserves and related future net cash flows related to APA’s properties as of December 31, 2023, incorporated by reference in this prospectus were based upon reserve estimates made by APA’s reservoir engineers under the supervision of APA’s management. A portion of these reserve estimates are audited each year by Ryder Scott Company, L.P. Petroleum Consultants, an independent petroleum engineering firm.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets for the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby. Unless otherwise stated in any prospectus supplement relating to an offering by selling stockholders, all such expenses, other than underwriting discounts and commissions, will be paid by us.

SEC registration fee	$2,454.83
Printing expenses	*
Accounting and engineers’ fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that, to the full extent permitted under the Delaware General Corporation Law, the Company’s directors shall not be personally liable for monetary damages. The Company’s amended and restated bylaws provide that the Company shall indemnify its officers, directors, employees, and agents.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed, or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person. The Company maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article VII of the Company’s amended and restated bylaws provides, in substance, that directors, officers, employees, and agents of the Company shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. Additionally, Article Seventeenth of the Company’s amended and restated certificate of incorporation eliminates in specified circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•	for a breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions by the director not in good faith;

•	for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

•	for transactions from which the director derived an improper personal benefit.

The foregoing statements are subject to the detailed provisions of Section145 of the Delaware General Corporation Law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws.

Item 16. Exhibits

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of January 3, 2024, by and among APA Corporation, Astro Comet Merger Sub Corp., and Callon Petroleum Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on January 4, 2024, File No. 001-40144)

4.1	Amended and Restated Certificate of Incorporation of APA Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No.001-40144)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of APA Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 25, 2023, SEC File No. 001-40144)

4.3	Amended and Restated Bylaws of APA Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on February 8, 2023, SEC File No. 001-40144)

4.4	Form of Certificate for APA Corporation ’s Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 1, 2021, SEC File No.001-40144)

4.5	Amended and Restated Warrant Agreement, dated April 1, 2024, by and among APA Corporation, Equiniti Trust Company, LLC and, solely for certain provisions therein, Callon Petroleum Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on April 1, 2024, File No. 001-40144)

4.6	Registration Rights Agreement, dated as of August 10, 2017, between Carrizo Oil & Gas, Inc. and the GSO Funds party thereto (incorporated herein by reference to Exhibit 10.1 to Carrizo Oil & Gas, Inc.’s Current Report on Form 8-K, filed on August 11, 2017, File No. 000-29187-87).

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz

23.1*	Consent of Wachtell, Lipton, Rosen & Katz (included on Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ryder Scott Company, L.P.

Exhibit Number	Description

24.1*	Power of Attorney (included on the signature page of this registration statement)

107*	Filing Fee Tables

*	Filed herewith.
†

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 1st day of April 2024.

APA CORPORATION

By:	/s/ John J. Christmann IV
	Name:	John J. Christmann IV
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John J. Christmann IV, Stephen J. Riney, P. Anthony Lannie, and Rebecca A. Hoyt, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on April 1, 2024, by the following persons in the capacities indicated.

Signature	Title

/s/ John J. Christmann IV John J. Christmann IV	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen J. Riney Stephen J. Riney	President and Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ H. Lamar McKay H. Lamar McKay	Independent, Non-Executive Chairman of the Board and Director

/s/ Annell R. Bay Annell R. Bay	Director

/s/ Juliet S. Ellis Juliet S. Ellis	Director

/s/ Charles W. Hooper Charles W. Hooper	Director

/s/ Chansoo Joung Chansoo Joung	Director

/s/ Amy H. Nelson Amy H. Nelson	Director

/s/ Daniel W. Rabun Daniel W. Rabun	Director

/s/ Peter A. Ragauss Peter A. Ragauss	Director

/s/ David L. Stover David L. Stover	Director

Signature	Title

/s/ Matthew R. Bob Matthew R. Bob	Director

/s/ Anya Weaving Anya Weaving	Director